Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Tencent Music Entertainment Group of our report dated April 26, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tencent Music Entertainment Group’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

September 15, 2022